Exhibit 99.1

PRESS RELEASE

Contact:
Ezenia! Inc.
Investor Relations
781-505-2100
investorrelations@ezenia.com

Ezenia! Approves Stock Repurchase Plan

Nashua, N.H. (October 15, 2007) — Ezenia! Inc (OTC Bulletin Board: EZEN.OB), a leading provider of real-time collaboration solutions for corporate and government networks and eBusiness, today announced that its Board of Directors has approved a stock repurchase program. Under the program, Ezenia! is authorized to repurchase up to $1 million of its outstanding shares of common stock.

This authority may be exercised from time to time through November, 2008 and in such amounts as market conditions warrant. Any shares purchased under this plan are intended to be retained by the Company for general corporate purposes. The repurchases may be made on the open market, in block trades or otherwise. The program may be suspended or discontinued at any time.

“While current pressing market conditions have adversely affected the Company’s performance year-to-date, this stock repurchase program shows the confidence we have in the Company’s future and demonstrates our commitment to deliver long-term shareholder value,” said Khoa D. Nguyen, chairman and chief executive officer, Ezenia!, Inc.”

The stock repurchase program will be funded using the Company’s working capital. As of September 19, 2007, the company had cash, cash equivalents and marketable securities of approximately $11.6 million and approximately 14.7 million common shares outstanding.

About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and the Internet. By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance. Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant messaging, white boarding, screen sharing and text chat. The ability to discuss projects, share information and modify documents allows users to significantly improve team communication and accelerate the decision-making process. More information about Ezenia! Inc. and its product offerings can be found at the company’s Web site, www.Ezenia.com.

Note to Investors Regarding Forward-Looking Statements

Statements included herein that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements involve risks and uncertainties that could cause actual operating results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include the considerations that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, such as the evolution of Ezenia!’s market, dependence on the United States government as its largest customer and on other major customers, continued funding of defense programs by the United States government and the timing of such funding, rapid technological change and competition within the collaborative software market, its reliance on third-party technology, protection of its propriety technology, acceptance of IWS in the commercial market, retention of key employees, stock price volatility, customer acceptance of Version 3.0 of InfoWorkSpace, its history of liquidity concerns and operating losses, and other considerations that are discussed further in such report. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

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Ezenia! is a registered trademark of Ezenia! Inc. and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.